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                                                                     EXHIBIT 3.2


                                     BYLAWS

                                       OF

                         WESTERN UNITED HOLDING COMPANY


                               ARTICLE 1. OFFICES

         The principal office of the corporation shall be located at 601 West 1st Avenue, Spokane, WA 99201. The corporation may have such other offices, either within or without the State of Washington as the Board of Directors ("Board") may designate or as the business of the corporation may require from time to time.

                             ARTICLE 2. SHAREHOLDERS

         2.1 ANNUAL MEETING. The annual meeting of the shareholders shall be held once per year at a time and place determined by the President or by the Board for the purpose of electing directors and transacting such other business as may come before the meeting. If the election of directors is not held on the day designated for the annual meeting of the shareholders, or at any adjournment thereof, the election shall be held at a special meeting of the shareholders called as soon thereafter as practicable.

         2.2 SPECIAL MEETINGS. The President or the Board may call special meetings of the shareholders for any purpose. At the request of the holders of not less than one-tenth of all of the outstanding shares of the corporation entitled to vote at the meeting, the President shall call a special meeting of the shareholders.

         2.3 PLACE OF MEETING. All meetings shall be at the principal office of the corporation or at such other place, within or without the State of Washington, designated by the Board or by a waiver of notice signed by all of the shareholders entitled to vote at the meeting.

         2.4 NOTICE OF MEETING. The President or Board, when calling an annual or special meeting of shareholders, shall cause to be delivered to each shareholder entitled to vote at the meeting either personally or by mail not less than 10 nor more than 50 days before the meeting written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

         2.5 ACTION BY SHAREHOLDERS WITHOUT A MEETING. Any action required or permitted to be taken at a shareholders' meeting may be taken without a meeting if a written consent setting forth the action so taken is signed by the holders of outstanding stock not having less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Any such consent shall be inserted in the minute book as if it were the minutes of a shareholders' meeting.

         2.6 QUORUM. A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a shareholders' meeting. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At an adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.



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         2.7 PROXIES. At all shareholders' meetings a shareholder may vote by proxy executed in writing by the shareholder or by his attorney in fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. Unless otherwise provided in the proxy, a proxy shall be invalid after 11 months from the date of its execution.

         2.8 VOTING OF SHARES. Each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

                          ARTICLE 3. BOARD OF DIRECTORS

         3.1 GENERAL POWERS. The business and affairs of the corporation shall be managed by the Board. Minutes of all Board meetings and other proceedings of the Board and all committees thereof shall be kept and recorded.

         3.2 NUMBER, TENURE AND QUALIFICATIONS. The Board shall initially be composed of ten directors, provided, however, that the number of directors may be changed from time to time to any number not less than three or such greater number as shall be elected at an annual meeting of shareholders but in no event shall the number of directors exceed fifteen, but no decrease shall have the effect of shortening the term of any incumbent director. Each director shall hold office until the next annual meeting and until his successor shall have been elected and qualified unless he resigns or is removed. Directors need not be shareholders of the corporation.

         3.3 ANNUAL AND REGULAR MEETINGS. An annual Board meeting shall be held without notice immediately after and at the same place as the annual meeting of shareholders. By resolution, the Board may provide the time and place either within or without the State of Washington for holding regular meetings without other notice than such resolution.

         3.4 SPECIAL MEETINGS. Special Board meetings may be called by or at the request of the President or any two directors. The person or persons authorized to call special meetings may fix any place either within or without the State of Washington as the place for holding any special Board meeting called by them.

         3.5 NOTICE. Written notice of each special Board meeting shall be delivered personally or telecommunicated to each director at his/her business address at least two days before the meeting or mailed at least five days before the meeting. If such notice is mailed, it shall be deemed to be delivered when deposited in the United States mail properly addressed, with postage prepaid. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice or waiver of notice of such meeting.

         3.6 QUORUM. A majority of the directors shall constitute a quorum for the transaction of business at any Board meeting but, if less than such a majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

         3.7 MANNER OF ACTING. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board unless otherwise required by these Bylaws, the Certificate of Incorporation or the applicable state law.

         3.8 VACANCIES. Any vacancy occurring on the Board may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors shall be filled by election at an annual meeting or at a special shareholders' meeting called for that purpose.

         3.9 REMOVAL. At a meeting of shareholders called expressly for that purpose, one or more members of the Board (including the entire Board) may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote on election of directors.



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         3.10 COMPENSATION. By Board resolution, directors may be paid their expenses, if any, of attendance at each Board meeting or a fixed sum for attendance at each Board meeting or a stated salary as director or any combination of the foregoing. No such payment shall preclude any director from serving the corporation in other capacity and receiving compensation therefor.

         3.11 PRESUMPTION OF ASSENT. A director of the corporation present at a Board meeting at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent is entered in the minutes of the meeting or unless he files his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or unless he forwards such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. A director who voted in favor of such action may not dissent.

         3.12 ACTION BY DIRECTORS WITHOUT A MEETING. Any action required or permitted to be taken at a meeting of the Board may be taken without a meeting if a written consent setting forth the action to be taken is signed by each of the directors. Any such written consent shall be inserted in the minute book as if it were the minutes of a Board meeting.

         3.13 EXECUTIVE, AUDIT AND OTHER COMMITTEES.

         3.13.1 Creation and Authority of Committees. The Board may, by resolution passed by a majority of the Directors appoint standing or temporary committees, including an Executive Committee and an Audit Committee, each committee to consist of one or more Directors of the corporation, and invest such committees with such powers as it may see fit, subject to such conditions as may be prescribed by the Board and by applicable law; but no such committee shall have the power or authority of the Board in reference to (a) amending the Articles of Incorporation, (b) adopting a plan of merger or consolidation, (c) recommending to the shareholders the sale, lease or exchange or other disposition of all or substantially all of the property and assets of the corporation other than in the usual and regular course of business, (d) recommending to the shareholders a voluntary dissolution or a revocation thereof, (e) amending these Bylaws, (f) declaring a dividend, or (g) authorizing the issuance of stock. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

         3.13.2 Minutes of Meetings. All committees so appointed shall keep regular minutes of their meetings and shall cause them to be recorded in books kept for that purpose.

         3.13.3 Quorum and Manner of Acting. A majority of the number of committee members composing any committee of the Board, as established and fixed by resolution of the Board, shall constitute a quorum for the transaction of business at any meeting of such committee but, if less than a majority are present at a meeting, a majority of such committee members present may adjourn the meeting from time to time without further notice. The act of a majority of the members of a committee present at a meeting at which a quorum is present shall be the act of such committee.

         3.13.4 Resignation. Any member of any committee may resign at any time by delivering written notice thereof to the Chairman of the Board, the President, the Secretary, the Board or the Chairman of the committee. Any such resignation shall take effect at the time specified therein, or if the time is not specified, upon delivery thereof and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         3.13.5 Removal. The Board may remove from office any member of any committee elected or appointed by it or by an Executive Committee, but only by the affirmative vote of not less than a majority of the number of Directors fixed by or in the manner provided in these Bylaws.


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                               ARTICLE 4. OFFICERS

         4.1 NUMBER. The officers of the corporation shall be a President, a Senior Vice President, one or more Vice Presidents, a Secretary and a Treasurer, each of whom shall be elected by the Board. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board. Any two or more offices may be held by the same person, except the offices of President and Secretary.

         4.2 ELECTION AND TERM OF OFFICE. The officers of the corporation shall be elected annually by the Board at the Board meeting held after the annual meeting of the shareholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as a Board meeting conveniently may be held. Each officer shall hold office until the next annual meeting and until his successor shall have been elected and qualified, unless he resigns or is removed.

         4.3 REMOVAL. Any officer or agent elected or appointed by the Board may be removed by the Board whenever in its judgment the best interest of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

         4.4 VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board for the unexpired portion of the term.

         4.5 PRESIDENT. The President shall be the principal executive officer of the corporation and subject to the Board's control, shall supervise and control all of the business and affairs of the corporation. When present, he shall preside over all shareholders' meetings and over all Board meetings. With the Secretary or other officer of the corporation authorized by the Board, he may sign certificates for shares of the corporation, deeds, mortgages, bonds, contracts, or other instruments that the Board has authorized to be executed, except when the signing and execution thereof has been expressly delegated by the Board or by these Bylaws to some other officer or agent of the corporation or is required by law to be otherwise signed or executed by some other officer or in some other manner. The President shall also have the authority to appoint advisory committees to assist him in the supervision and control of the business affairs of the corporation.

         4.6 SENIOR VICE PRESIDENT AND VICE PRESIDENT. The Senior Vice Presidents and Vice Presidents shall perform such duties as from time to time may be assigned to them by the President or by the Board. In the absence of the President or in the event of his death, inability or refusal to act, the Senior Vice President (or in the event of more than one Senior Vice President, the Senior Vice President who was first elected to such office) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

         4.7 SECRETARY. The Secretary shall: (a) keep the minutes of shareholders' and Board meetings in one or more books provided for that purpose;
(b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents, the execution of which on behalf of the corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder as furnished to the Secretary by each shareholder;
(e) sign with the President, a Senior Vice President or a Vice President certificates for shares of the corporation, the issuance of which has been authorized by resolution of the Board; (f) have general charge of the stock transfer books of the corporation; and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the President or by the Board.

         4.8 THE TREASURER. If required by the Board, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board shall determine. He shall have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of


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these Bylaws and in general perform all the duties incident to the office of
Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board.

                ARTICLE 5. CONTRACTS, LOANS, CHECKS AND DEPOSITS

         5.1 CONTRACTS. The Board may authorize any officer or officers, agent or agents, to enter in to any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

         5.2 LOANS TO OFFICERS AND DIRECTORS. No loans shall be made by the corporation to its officers or directors, unless first approved by the holders of two-thirds of the shares, and no loans shall be made by the corporation secured by its shares.

         5.3 CHECK, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents, of the corporation and in such manner as is from time to time determined by resolution of the Board.

         5.3 DEPOSITS. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board may select.

              ARTICLE 6. CERTIFICATES FOR SHARES AND THEIR TRANSFER

         6.1 ISSUANCE OF SHARES. No shares of the corporation shall be issued unless authorized by the Board, which authorization shall include the maximum number of shares to be issued and the consideration to be received for each share.

         6.2 CERTIFICATES FOR SHARES. Certificates representing shares of the corporation shall be signed by the President, a Senior Vice President or a Vice President and by the Secretary or an Assistant Secretary and shall include on their face written notice of any restrictions which the Board may impose on the transferability of such shares. Any or all of the signatures on such certificates may be by facsimile. All certificates shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificates shall be issued until the former certificates for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the corporation as the Board may prescribe.

         6.3 TRANSFER OF SHARES. Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney in fact authorized by power of attorney duly executed and filed with the Secretary of the corporation, and on surrender for cancellation of the certificates for such shares. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

                             ARTICLE 7. FISCAL YEAR

         The fiscal year of the corporation shall begin on October 1 and end on September 30 of each year.

                                 ARTICLE 8. SEAL

         The seal of this corporation shall consist of the name of the corporation and the state of its incorporation.


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                           ARTICLE 9. WAIVER OF NOTICE

         Whenever any notice is required to be given to any shareholder or director of the corporation under the provisions of these Bylaws or under the provisions of the Certificate of Incorporation or under the provisions of applicable state law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                           ARTICLE 10. INDEMNIFICATION

         To the full extent permitted by applicable state law the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any civil, criminal, administrative or investigative action, suit or proceeding (whether brought by or in the right of the corporation or otherwise) by reason of the fact that he is or was a director, honorary director, or officer of the corporation, or is or was serving at the request of the corporation as a director, honorary director, or officer of another corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding; and the Board of Directors may, at any time, approve indemnification of any other person which the corporation has the power to indemnify under the applicable state law. The indemnification provided by this section shall not be deemed exclusive of any other rights to which a person may be entitled as a matter of law or by contract.

                             ARTICLE 11. AMENDMENTS

         These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the Board at any regular or special meeting of the Board. The shareholders may also amend and repeal these Bylaws or adopt new Bylaws. All Bylaws made by the Board may be amended or repealed by the shareholders.

                               ARTICLE 12. RECORDS

         The Secretary shall cause to be maintained at the registered office of the corporation a complete set of records, statements and accounts concerning the total operation of the corporation, in which shall be entered, fully and accurately, each transaction pertaining to the corporation. All books shall be open at all times during regular business hours for inspection and examination by the shareholders. To facilitate the maintenance of said records, the officers shall promptly forward to the corporation all statements, invoices, accounts, contracts, leases, and other records pertaining to the corporation.



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